Exhibit 99.1

May 3, 2011	Analyst Contact:	Dan Harrison
	Media Contact:	918-588-7950 Brad Borror 918-588-7582
ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

TULSA, Okla. – May 3, 2011 – ONEOK, Inc. (NYSE: OKE) today announced first-quarter 2011 earnings of $1.19 per diluted share, compared with $1.44 per diluted share for the same period last year.   Net income attributable to ONEOK was $130.1 million in the first quarter 2011, compared with $154.5 million for the same period in 2010.

ONEOK also reaffirmed its 2011 net income guidance, announced on Jan. 18, 2011, in the range of $325 million to $360 million.

“Our business segments performed well in the first quarter, with ONEOK Partners turning in exceptional results,” said John W. Gibson, ONEOK vice chairman, president and chief executive officer.  “Our distribution segment delivered a solid quarter, and our energy services segment, as expected, continued to perform well in a challenging market.”

ONEOK’s first-quarter 2011 operating income was $330.0 million, compared with $337.3 million for the first-quarter 2010.

First-quarter financial 2011 results reflect favorable natural gas liquids (NGL) price differentials and increased NGL fractionation and transportation capacity available for optimization activities in the natural gas liquids business in the ONEOK Partners segment.

These increases were offset by lower margins in the energy services segment due primarily to lower realized seasonal natural gas storage price differentials and narrower realized Mid-Continent-to-Gulf-Coast price differentials.  Results in the distribution segment were lower due to higher operating costs and higher depreciation and amortization expense.

In addition, first-quarter 2011 operating costs were $223.6 million, compared with $203.3 million in the same period in 2010, due primarily to higher share-based compensation costs, as well as increased employee benefits costs and higher property taxes.

> View earnings tables

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

FIRST-QUARTER 2011 SUMMARY:

•	Operating income of $330.0 million, compared with $337.3 million in the first quarter 2010;
•	ONEOK Partners segment operating income of $177.6 million, compared with $120.2 million in the first quarter 2010;
•	Distribution segment operating income of $104.8 million, compared with $113.7 million in the first quarter 2010;
•	Energy services segment operating income of $47.8 million, compared with $103.0 million in the first quarter 2010;
•	ONEOK Partners increasing its 2011-2014 growth program to a range of approximately $2.7 billion to $3.3 billion by:
-
Announcing in May investments of $910 million to $1.2 billion for additional natural gas liquids projects including the construction of a new 570-plus-mile, 16-inch diameter NGL pipeline, the Sterling III Pipeline, to transport either unfractionated NGLs or NGL purity products from the Mid-Continent region to the Texas Gulf Coast; the reconfiguration of its existing Sterling I and II NGL distribution pipelines to transport either unfractionated NGLs or NGL purity products; and the construction of a new 75-thousand barrels-per-day (MBbl/d) natural gas liquids fractionator, MB-2, at Mont Belvieu, Texas; and

-
Announcing in January investments of $260 million to $305 million for additional projects in the Bakken Shale in the Williston Basin, which includes construction of a third 100 million cubic feet per day (MMcf/d) natural gas processing facility, the Stateline II plant;

•
ONEOK Partners selling in January $1.3 billion of senior notes, consisting of $650 million of five-year senior notes at a coupon of 3.25 percent and $650 million of 30-year senior notes at a coupon of 6.125 percent;

•	ONEOK renewing in April its $1.2 billion, five-year revolving credit facility that is scheduled to expire in April 2016;
•
Distributions declared from the company’s general partner interest in ONEOK Partners of $32.6 million for the first quarter 2011; distributions declared from the company’s limited partner interest in ONEOK Partners of $48.8 million;

•
ONEOK, on a stand-alone basis, ending the quarter with no short-term debt, $1.2 billion available on its existing credit facilities, $253 million of cash and cash equivalents, and $174 million of natural gas in storage;

•
ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $222.6 million for 2011, which exceeded capital expenditures and dividends of $105.6 million by $117.0 million; and

•	Declaring a quarterly dividend of 52 cents per share payable on May 13, 2011, to shareholders of record at the close of business April 29, 2011, unchanged from the previous quarter.

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

BUSINESS-UNIT RESULTS:

ONEOK Partners

ONEOK Partners’ first-quarter 2011 operating income was $177.6 million, compared with $120.2 million in the same period last year.

The increase in first-quarter 2011 operating income reflects a $56.4 million increase due to higher NGL optimization margins as a result of favorable NGL price differentials and increased NGL fractionation and transportation capacity available for optimization activities between the Mid-Continent and Gulf-Coast markets due in part to the expiration of a fractionation-only contract at the Mont Belvieu, Texas, fractionator in September 2010 and an $8.9 million increase from higher NGL gathering volumes and contract renegotiations associated with exchange services activities in the natural gas liquids business; and a $7.9 million increase from higher net realized commodity prices and a $4.1 million increase from changes in contract terms in the natural gas gathering and processing business.

These increases were offset partially by an $11.9 million decrease due to the September 2010 deconsolidation of Overland Pass Pipeline in the natural gas liquids business.

First-quarter 2011 operating costs were $108.7 million, compared with $96.3 million in the first quarter 2010.  This increase was due primarily to higher employee-related costs associated with incentive and benefit plans administered by ONEOK and higher property taxes.  These increases were offset partially by the deconsolidation of Overland Pass Pipeline, which is now accounted for under the equity method of accounting in ONEOK Partners’ natural gas liquids business.

 Equity earnings from investments were $32.1 million in the first quarter 2011, compared with $21.1 million in the same period in 2010.  This increase was due primarily to higher contracted capacity on Northern Border Pipeline, in which the partnership owns 50 percent.  Additionally, ONEOK Partners’ 50-percent interest in Overland Pass Pipeline is now included in equity earnings from investments, effective September 2010.

Capital expenditures increased to $144.8 million, compared with $35.8 million in the first quarter 2010, due to construction costs related to the announced partnership growth projects.

Key Statistics: More detailed information is listed in the financial tables.

•
Natural gas gathered totaled 992 billion British thermal units per day (BBtu/d), down 9 percent compared with the same period last year due primarily to continued production declines in the Powder River Basin in Wyoming, adjustments to drilling schedules by a western Oklahoma producer and weather-related outages, offset

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

partially by increased drilling activity in the Bakken Shale; and down 5 percent compared with the fourth quarter 2010;
•
Natural gas processed totaled 641 BBtu/d, down 4 percent compared with the same period last year due to adjustments to drilling schedules by a western Oklahoma producer and weather-related outages, offset partially by increased drilling activity in the Bakken Shale; and down 5 percent compared with the fourth quarter 2010;

•	The realized composite NGL net sales price was $1.09 per gallon, up 10 percent compared with the same period last year and up 8 percent compared with the fourth quarter 2010;
•	The realized condensate net sales price was $76.25 per barrel, up 22 percent compared with the same period last year and up 19 percent compared with the fourth quarter 2010;
•
The realized residue gas net sales price was $6.06 per million British thermal units (MMBtu), up 17 percent compared with the same period last year and up 1 percent compared with the fourth quarter 2010;

•	The realized gross processing spread was $8.33 per MMBtu, up 31 percent compared with the same period last year and up 8 percent compared with the fourth quarter 2010;
•
Natural gas transportation capacity contracted totaled 5,608 thousand dekatherms per day, down 5 percent compared with the same period last year due primarily to lower contracted capacity on Midwestern Gas Transmission; and relatively unchanged from the fourth quarter 2010;

•	Natural gas transportation capacity subscribed was 87 percent compared with 91 percent subscribed for the same period last year, and relatively unchanged from the fourth quarter 2010;
•	The average natural gas price in the Mid-Continent region was $4.10 per MMBtu, down 18 percent compared with the same period last year and up 13 percent compared with the fourth quarter 2010;
•
NGLs fractionated totaled 488 MBbl/d, down 1 percent compared with the same period last year due primarily to weather-related outages in the Mid-Continent and an unplanned outage at Mont Belvieu; and down 8 percent compared with the fourth quarter 2010;

•
NGLs transported on gathering lines totaled 397 MBbl/d, up 15 percent compared with the same period last year, after adjusting for the September 2010 deconsolidation of Overland Pass, due primarily to higher volumes gathered on Arbuckle Pipeline and in the Mid-Continent; and down 1 percent compared with the fourth quarter 2010;

•
NGLs transported on distribution lines totaled 461 MBbl/d, down 1 percent compared with the same period last year and the fourth quarter 2010 due primarily to weather-related outages in the Mid-Continent; and

•
The Conway-to-Mont Belvieu average price differential for ethane, based on Oil Price Information Service (OPIS) pricing, was 15 cents per gallon, up 88 percent compared with the same period last year and the fourth quarter 2010.

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

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Distribution

The distribution segment reported operating income of $104.8 million in the first quarter 2011, compared with $113.7 million in the first quarter 2010.

First-quarter 2011 results reflect higher operating costs due primarily to $4.6 million in higher share-based compensation costs and $1.2 million from increased pension costs.

Net margin was relatively unchanged from the same period last year.

Depreciation and amortization expense was $36.0 million for the first quarter 2011, compared with $33.3 million for the same period in 2010.  This increase was due primarily to increased regulatory amortization expense associated with previously deferred costs that have been approved for recovery in its revenues and higher depreciation expense associated with the investment in automated meter-reading devices in Oklahoma during 2010.

Residential and commercial volumes decreased due to warmer temperatures compared with the same period last year; however, the impact on net margin was moderated by weather-normalization mechanisms.

Key Statistics: More detailed information is listed in the financial tables.

•	Residential gas sales totaled 58.5 billion cubic feet (Bcf), down 6 percent compared with the same period last year;
•	Total natural gas volumes sold were 75.6 Bcf, down 7 percent compared with the same period last year; and
•	Total natural gas volumes delivered were 138.1 Bcf, down 4 percent compared with the same period last year.

Energy Services

The energy services segment reported first-quarter 2011 operating income of $47.8 million, compared with $103.0 million in the same period in 2010.

First-quarter results reflect a $31.6 million decrease in storage and marketing margins due primarily to lower realized seasonal natural gas storage price differentials, net of hedging; a $14.9 million decrease in natural gas transportation margins, net of hedging, due primarily to narrower realized Mid-Continent-to-Gulf-Coast price differentials; a $6.8 million decrease in premium-services margins associated with lower demand fees; and a $1.4 million decrease in financial trading margins compared with the same period last year.

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

Page 6

	Three Months Ended
	March 31,
(Unaudited)	2011	2010
	(Millions of dollars)
Marketing, storage and transportation revenues, gross	$97.3	$163.4
Storage and transportation costs	41.9	54.7
Marketing, storage and transportation, net	55.4	108.7
Financial trading, net	0.5	1.9
Net margin	$55.9	$110.6

Key Statistics: More detailed information is listed in the financial tables.

•	Total natural gas in storage at March 31, 2011, was 28.3 Bcf, compared with 25.0 Bcf a year earlier; at April 30, 2011, total natural gas in storage was approximately 32.3 Bcf;
•	Total natural gas storage capacity under lease at March 31, 2011, was 73.6 Bcf, compared with 82.8 Bcf a year earlier; at April 30, 2011, natural gas storage capacity under lease was 72.6 Bcf; and
•
Total natural gas transportation capacity at March 31, 2011, was 1.3 billion cubic feet per day (Bcf/d), of which 1.1 Bcf/d was contracted under long-term natural gas transportation contracts, compared with 1.7 Bcf/d of total capacity and 1.5 Bcf/d of long-term capacity a year earlier; at April 30, 2011, total long-term natural gas transportation capacity under lease was 1.1 Bcf/d.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners management will conduct a joint conference call on Wednesday, May 4, 2011, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time).  The call will also be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 866-261-7147, pass code 1524937, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days.  A recording will be available by phone for seven days.  The playback call may be accessed at 866-837-8032, pass code 1524937.

LINK TO EARNINGS TABLES:

http://www.oneok.com/~/media/ONEOK/EarningsTables/OKE_Q1_2011_Earnings_l3h94h7.ashx

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

Page 7

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure.  Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance.  Stand-alone cash flow, before changes in working capital, is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation and amortization, deferred income taxes, net of the change in taxes receivable, and certain other items.

The non-GAAP financial measure described above is useful to investors because the measurement is used as a measurement of financial performance of the company’s fundamental business activities.  ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income.  Additionally, this calculation may not be comparable with similarly titled measures of other companies.  A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

ONEOK, Inc. (NYSE: OKE) is a diversified energy company.  We are the general partner and own 42.8 percent of ONEOK Partners, L.P. (NYSE: OKS), one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor's (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.  The forward-looking statements relate to our anticipated financial performance, liquidity, management’s plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters.  We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.  The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

Page 8

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release.  Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements.  Those factors may affect our operations, markets, products, services and prices.  In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;
•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired or constructed by us;
•	our ability to make cost-saving changes in operations;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;
•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the Pipeline and Hazardous Materials Safety Administration (PHMSA) and the Environmental Protection Agency (EPA);

•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the effects of:
        - future demand for and prices of natural gas and NGLs;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas; and
- availability of additional storage capacity;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

Page 9

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	adverse labor relations;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;
•	economic climate and growth in the geographic areas in which we do business;
•
the risk of a prolonged slowdown in growth or decline in the U.S. economy or the risk of delay in growth recovery in the United States economy, including liquidity risks in United States credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;
•	the impact of unsold pipeline capacity being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements.  Other factors could also have material adverse effects on our future results.  These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2011	2010
	(Thousands of dollars, except per share amounts)

Revenues	$3,866,888	$3,923,967
Cost of sales and fuel	3,233,339	3,304,648
Net margin	633,549	619,319
Operating expenses
Operations and maintenance	194,606	180,272
Depreciation and amortization	79,391	77,856
General taxes	29,006	23,073
Total operating expenses	303,003	281,201
Loss on sale of assets	(510)	(786)
Operating income	330,036	337,332
Equity earnings from investments	32,092	21,116
Allowance for equity funds used during construction	466	247
Other income	3,369	2,909
Other expense	(2,287)	(1,053)
Interest expense	(79,349)	(76,520)
Income before income taxes	284,327	284,031
Income taxes	(84,981)	(97,311)
Net income	199,346	186,720
Less: Net income attributable to noncontrolling interests	69,216	32,181
Net income attributable to ONEOK	$130,130	$154,539

Earnings per share of common stock
Net earnings per share, basic	$1.22	$1.46
Net earnings per share, diluted	$1.19	$1.44

Average shares of common stock (thousands)
Basic	107,020	106,132
Diluted	109,179	107,410

Dividends declared per share of common stock	$0.52	$0.44

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2011	2010
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$870,086	$31,034
Accounts receivable, net	1,280,125	1,332,726
Gas and natural gas liquids in storage	407,671	708,933
Commodity imbalances	74,762	94,854
Energy marketing and risk management assets	56,431	61,940
Other current assets	106,699	149,558
Total current assets	2,795,774	2,379,045

Property, plant and equipment
Property, plant and equipment	10,036,440	9,854,485
Accumulated depreciation and amortization	2,597,547	2,541,302
Net property, plant and equipment	7,438,893	7,313,183

Investments and other assets
Goodwill and intangible assets	1,020,977	1,022,894
Energy marketing and risk management assets	1,715	1,921
Investments in unconsolidated affiliates	1,186,588	1,188,124
Other assets	595,649	594,008
Total investments and other assets	2,804,929	2,806,947
Total assets	$13,039,596	$12,499,175

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2011	2010
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$418,242	$643,236
Notes payable	-	556,855
Accounts payable	1,131,922	1,215,468
Commodity imbalances	250,310	288,494
Energy marketing and risk management liabilities	51,123	22,800
Other current liabilities	450,051	424,259
Total current liabilities	2,301,648	3,151,112

Long-term debt, excluding current maturities	4,976,458	3,686,542

Deferred credits and other liabilities
Deferred income taxes	1,223,250	1,171,997
Energy marketing and risk management liabilities	6,154	2,221
Other deferred credits	575,068	566,462
Total deferred credits and other liabilities	1,804,472	1,740,680

Commitments and contingencies

Equity
ONEOK shareholders' equity:
Common stock, $0.01 par value:
authorized 300,000,000 shares; issued 122,847,421 shares and outstanding
107,105,747 shares at March 31, 2011; issued 122,815,636 shares and
outstanding 106,815,582 shares at December 31, 2010	1,228	1,228
Paid-in capital	1,384,287	1,392,671
Accumulated other comprehensive loss	(135,137)	(108,802)
Retained earnings	1,901,279	1,826,800
Treasury stock, at cost: 15,741,674 shares at March 31, 2011 and
16,000,054 shares at December 31, 2010	(652,573)	(663,274)
Total ONEOK shareholders' equity	2,499,084	2,448,623

Noncontrolling interests in consolidated subsidiaries	1,457,934	1,472,218

Total equity	3,957,018	3,920,841
Total liabilities and equity	$13,039,596	$12,499,175

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2011	2010
	(Thousands of dollars)
Operating activities
Net income	$199,346	$186,720
Depreciation and amortization	79,391	77,856
Allowance for equity funds used during construction	(466)	(247)
Loss on sale of assets	510	786
Equity earnings from investments	(32,092)	(21,116)
Distributions received from unconsolidated affiliates	27,607	21,998
Deferred income taxes	52,044	19,542
Share-based compensation expense	7,902	4,566
Other	(333)	(221)
Changes in assets and liabilities:
Accounts receivable	53,410	235,922
Gas and natural gas liquids in storage	301,262	177,305
Accounts payable	(77,843)	(268,987)
Commodity imbalances, net	(18,092)	(58,903)
Energy marketing and risk management assets and liabilities	(12,683)	24,522
Other assets and liabilities	67,818	158,974
Cash provided by operating activities	647,781	558,717

Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(194,679)	(68,273)
Contributions to unconsolidated affiliates	(250)	(197)
Distributions received from unconsolidated affiliates	4,904	1,531
Proceeds from sale of assets	540	563
Cash used in investing activities	(189,485)	(66,376)

Financing activities
Borrowing (repayment) of notes payable, net	(556,855)	(571,870)
Issuance of debt, net of discounts	1,295,450	-
Long-term debt financing costs	(10,986)	-
Payment of debt	(228,137)	(3,333)
Repurchase of common stock	(48)	(5)
Issuance of common stock	5,024	4,663
Issuance of common units, net of discounts	-	322,721
Dividends paid	(55,651)	(46,701)
Distributions to noncontrolling interests	(68,041)	(59,782)
Cash provided by (used in) financing activities	380,756	(354,307)
Change in cash and cash equivalents	839,052	138,034
Cash and cash equivalents at beginning of period	31,034	29,399
Cash and cash equivalents at end of period	$870,086	$167,433

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ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2011	2010
	(Millions of dollars, except as noted)
ONEOK Partners
Net margin	$329.5	$261.1
Operating costs	$108.7	$96.2
Depreciation and amortization	$42.7	$43.9
Operating income	$177.6	$120.2
Capital expenditures	$144.8	$35.8
Natural gas gathering and processing business (a)
Natural gas gathered (BBtu/d)	992	1,092
Natural gas processed (BBtu/d)	641	664
Residue gas sales (BBtu/d)	274	275
Realized composite NGL net sales price ($/gallon) (b)	$1.09	$0.99
Realized condensate net sales price ($/Bbl) (b)	$76.25	$62.39
Realized residue gas net sales price ($/MMBtu) (b)	$6.06	$5.20
Realized gross processing spread ($/MMBtu) (b)	$8.33	$6.37
Natural gas pipelines business (a)
Natural gas transportation capacity contracted (MDth/d) (c)	5,608	5,906
Transportation capacity subscribed	87%	91%
Average natural gas price
Mid-Continent region ($/MMBtu)	$4.10	$5.03
Natural gas liquids business (a)
NGL sales (MBbl/d)	478	427
NGLs fractionated (MBbl/d)	488	492
NGLs transported-gathering lines (MBbl/d) (d)	397	441
NGLs transported-distribution lines (MBbl/d)	461	467
Conway-to-Mont Belvieu OPIS average price differential
Ethane ($/gallon)	$0.15	$0.08
(a) - For consolidated entities only.
(b) - Presented net of the impact of hedging activities and includes equity volumes only.
(c) - Unit of measure converted from MMcf/d in the third quarter of 2010. Prior period has been recast to reflect this change.
(d) - 2010 volume information includes 96 MBbl/d related to Overland Pass Pipeline Company which is accounted for under the equity method in 2011.

Distribution
Net margin	$247.4	$246.8
Operating costs	$106.6	$99.8
Depreciation and amortization	$36.0	$33.3
Operating income	$104.8	$113.7
Capital expenditures	$47.2	$31.4
Natural gas volumes (Bcf)
Natural gas sales	75.6	81.5
Transportation	62.4	62.2
Natural gas margins
Net margin on natural gas sales	$207.8	$207.9
Transportation margin	$29.0	$29.6

Energy Services
Net margin	$55.9	$110.6
Operating costs	$8.0	$7.4
Depreciation and amortization	$0.1	$0.2
Operating income	$47.8	$103.0
Natural gas marketed (Bcf)	259	268
Natural gas gross margin ($/Mcf)	$0.22	$0.42
Physically settled volumes (Bcf)	494	509
-more-

ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2011
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$-	$178	$-	$178
Distribution	105	-	-	105
Energy Services	48	-	-	48
Other	(1)	-	-	(1)
Operating income	152	178	-	330
Equity in earnings of ONEOK Partners	82	-	(82)	-
Other income (expense)	(1)	34	-	33
Interest expense	(22)	(57)	-	(79)
Income taxes	(81)	(4)	-	(85)
Net income	130	151	(82)	199
Less: Net income attributable to noncontrolling interests	-	-	69	69
Net income attributable to ONEOK	$130	$151	$(151)	$130

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2010
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$-	$120	$-	$120
Distribution	114	-	-	114
Energy Services	103	-	-	103
Other	-	-	-	-
Operating income	217	120	-	337
Equity in earnings of ONEOK Partners	52	-	(52)	-
Other income (expense)	1	23	-	24
Interest expense	(23)	(54)	-	(77)
Income taxes	(92)	(5)	-	(97)
Net income	155	84	(52)	187
Less: Net income attributable to noncontrolling interests	-	-	32	32
Net income attributable to ONEOK	$155	$84	$(84)	$155

-more-

ONEOK Announces First-quarter 2011 Financial Results;
Reaffirms 2011 Earnings Guidance

May 3, 2011

ONEOK, Inc. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

Three Months Ended
(Unaudited)	March 31, 2011
(Millions of dollars)
Net income	$199.3
Net income attributable to noncontrolling interests	(69.2)
Equity in earnings of ONEOK Partners	(81.8)
Distributions received from ONEOK Partners	79.9
Depreciation and amortization	36.7
Deferred income taxes, net of taxes receivable	50.1
Other	7.6
Cash flow, before changes in working capital	$222.6